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                        Venturian Corp. and Subsidiaries             EXHIBIT 11
                    Computation of Earnings (Loss) Per Share


                                                  Three months ended                         Six months ended
                                                       June 30,                                  June 30,
                                           -----------------------------------       --------------------------------
                                                1996                 1995                 1996              1995
                                           -------------       ---------------       -------------     --------------
Per consolidated condensed
  statement of earnings
  Net earnings (loss)
    Continuing operations                  $     (44,000)       $     (32,000)       $     228,000     $     282,000
    Discontinued operations                                        (1,520,000)                            (1,768,000)
                                           -------------        -------------        -------------     -------------
                                           $     (44,000)       $  (1,552,000)       $     228,000     $  (1,486,000)
                                           =============        =============        =============     =============

Earnings (loss) per share
  Weighted average of
    common shares outstanding                    747,789              747,789              747,789           747,789
  Net earnings (loss) per share
    Continuing operations                  $       (0.06)       $       (0.04)       $        0.30     $        0.38
    Discontinued operations                         --                  (2.03)                --               (2.37)
                                           -------------        -------------        -------------     -------------
                                           $       (0.06)       $       (2.07)       $        0.30     $       (1.99)
                                           =============        =============        =============     =============

Primary earnings (loss) per share
  Weighted average common shares
    and common share equivalents                 747,789 (1)          747,789 (1)          782,591           747,789 (1)
    Continuing operations                  $       (0.06)       $       (0.04)       $        0.29     $        0.38
    Discontinued operations                         --                  (2.03)                --               (2.37)
                                           -------------        -------------        -------------     -------------
                                           $       (0.06)       $       (2.07)       $        0.29     $       (1.99)
                                           =============        =============        =============     =============

Fully diluted earnings (loss) per share
  Weighted average common shares
    and common share equivalents                 747,789 (1)          747,789 (1)          825,142           747,789 (1)
    Continuing operations                  $       (0.06)       $       (0.04)       $        0.28     $        0.38
    Discontinued operations                         --                  (2.03)                --               (2.37)
                                           -------------        -------------        -------------     -------------
                                           $       (0.06)       $       (2.07)       $        0.28     $       (1.99)
                                           =============        =============        =============     =============


(1) Common share equivalents were not used in the computation of Primary and Fully diluted earnings (loss) per share since the effect of the calculation would have been anti-dilutive.
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